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                                                                   EXHIBIT 10.10



                        FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of December 30, 1998, by and among Coyote Sports, Inc., a Nevada corporation (the "Borrower"), Mel S. Stonebraker, the Chairman of the Borrower's board of directors ("Stonebraker"), James M. Probst, the Chief Executive Officer and President and a director of the Borrower (jointly with Stonebraker, the "Shareholders"), and Paragon Coyote Texas Ltd., a Texas limited partnership whose principal executive offices are located at 307 West Seventh Street, Suite 1210, Fort Worth, Texas 76102 (the "Lender").

                                    RECITALS

         WHEREAS, the parties entered into that certain Loan Agreement dated as of March 19, 1998 (the "Loan Agreement"); and

         WHEREAS, the parties wish to amend the Loan Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

         1. Section 4.13 of the Loan Agreement hereby is amended in its entirety to read as follows:

              "Section 4.13. First Reset Date. In the event that, on December 30, 1998, any principal of the Loan remains unpaid and the aggregate value of the Initial Consideration Shares (the "Aggregate First Reset Value"), based on the per-share closing price of the Common Stock on December 29, 1998 as quoted on the NASDAQ Small Cap market system (the "Per-Share First Reset Value"), is less than $1,000,000, then the Borrower promptly shall deliver to the Lender, at the Borrower's option, either (a) an amount in cash equal to (i) $1,000,000 less (ii) the Aggregate First Reset Value (the "Aggregate First Reset Value Difference") or (b), free of any and all encumbrances (other than restrictions on transfer imposed by applicable securities laws), such number of shares validly-issued, fully-paid and nonassessable shares of Common Stock as are equal to (i) the Aggregate First Reset Value Difference divided by (ii) the Per-Share First Reset Value."

         2. As amended hereby, the Loan Agreement shall remain in full force and effect.

         3. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

First Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of December 30, 1998 - Page 1 of 2


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Signatures exchanged by facsimile shall be deemed to constitute original, manually-executed signatures and shall be fully binding.

         IN WITNESS WHEREOF, the parties have entered into this First Amendment to Loan Agreement as of the date set forth above.


BORROWER:                       COYOTE SPORTS, INC.,
                                  a Nevada corporation

                                By: /s/ James M. Probst
                                        James M. Probst, Chief Executive Officer

LENDER:                         PARAGON COYOTE TEXAS LTD.,
                                  a Texas limited partnership

                                By:     Paragon Management Group, Inc.,
                                          a Texas corporation, General Partner

                                        By: /s/ Mark A. Pappas
                                                Mark A. Pappas, President

SHAREHOLDERS:                   /s/ Mel S. Stonebraker
                                MEL S. STONEBRAKER

                                /s/ James M. Probst
                                JAMES M. PROBST

First Amendment to Loan Agreement
(Paragon Coyote Texas Ltd./Coyote Sports, Inc.)
As of December 30, 1998 - Page 2 of 2